Exhibit 99.1

TransAtlantic Petroleum Ltd.

Announces Signing of Share Purchase Agreement to Acquire Thrace Basin Natural Gas, Compliance with NYSE Listing Standards and Addresses Going Concern Qualification

FOR IMMEDIATE RELEASE

Hamilton, Bermuda (April 28, 2011) – TransAtlantic Petroleum Ltd. (TSX: TNP)(NYSE-AMEX: TAT) announced today that on April 23, 2011, TransAtlantic Worldwide, Ltd. (“TransAtlantic Worldwide”), a wholly owned subsidiary of TransAtlantic Petroleum Ltd. (the “Company”), and Mustafa Mehmet Corporation (“MMC”) entered into a definitive share purchase agreement (the “Purchase Agreement”). The Purchase Agreement follows the Option Agreement the Company entered into on November 8, 2011 and the subsequent exercise of the option on February 10, 2011. Under the Purchase Agreement, MMC agreed to sell, and TransAtlantic Worldwide agreed to purchase, all of the shares of Thrace Basin Natural Gas Turkiye Corporation (“TBNG”).

Under the terms of the Purchase Agreement, TransAtlantic Worldwide or its assigns will acquire all of the shares of TBNG in exchange for the Company issuing 18.5 million of its common shares and for the transfer of certain overriding royalty interests (ranging from 1.0% to 2.5% of the working interests owned by TBNG on specified exploration licenses) to MMC or an affiliate.

TBNG and its sister company, Pinnacle Turkey, Inc. (“PTI”) currently produce an aggregate of approximately 25.0 million cubic feet of natural gas per day in the Thrace Basin region of northwestern Turkey and hold interests in approximately 600,000 net onshore acres and 360,000 net offshore acres in the Thrace Basin and approximately 305,000 net onshore acres in the Gaziantep region of southeastern Turkey. As previously announced, the Company expects that third party investors, including Valeura Energy Inc., will provide between $90.0 and $100.0 million in cash to acquire between approximately 59.5% and 65% of the current production and acreage owned by TBNG and PTI.

Closing of the transactions contemplated by the Purchase Agreement is expected to occur late in the second quarter of 2011 and is subject to, among other conditions, the receipt of consents from all required regulatory authorities, including the Competition Board of the Republic of Turkey.

NYSE Amex Listing Standards Compliance and Going Concern Announcement

On April 27, 2011, the Company received notice from the NYSE Amex LLC (the “Exchange”) that the Exchange has determined that the Company has resolved the continued listing deficiency referenced in the Exchange’s letter to the Company dated April 1, 2011.

The Company also announced today that its financial statements for the year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K, filed on April 21, 2011, contained a going concern qualification from its independent registered public accounting firm, KPMG LLP. This announcement is required by the NYSE Amex Company Guide Section 610(b), which requires separate disclosure of receipt of an audit opinion containing a going concern qualification. This announcement does not represent any change or amendment to the Company’s financial statements or its Annual Report on Form 10-K for the year ended December 31, 2010.

The Company’s $30.0 million short-term credit agreement with Standard Bank Plc (“Standard Bank”) matures on May 25, 2011. The Company expects to refinance this debt through an amendment and restatement of its senior secured credit facility with Standard Bank and BNP Paribas (Suisse) SA (“BNP Paribas”) prior to May 25, 2011. The Company, Standard Bank and BNP Paribas are currently negotiating an amendment and restatement of the senior secured credit facility. The terms of the amended and restated senior secured credit facility are expected to include an extension of the term of the facility to five years, the inclusion of the Company’s wholly owned subsidiaries, Amity Oil International Pty Ltd and Petrogas Petrol Gaz ve Petrokimya Urunleri Insaat Sanayi ve Ticaret A.S., as co-borrowers, and an increase in the borrowing base sufficient to refinance the short-term credit agreement debt. Closing of the anticipated amendment and restatement of the senior secured credit facility is subject to the negotiation and execution of definitive written agreements and customary closing conditions.

The Company has also borrowed $73.0 million under a short-term credit agreement with Dalea Partners, LP, an affiliate of our Chairman, N. Malone Mitchell, 3rd. This debt matures on June 28, 2011, and the Company is exploring several options to repay or refinance the debt prior to maturity. “Dalea will work with the Company as it explores its options to retire the debt and will consider extending the maturity date for a reasonable period of time on commercially reasonable terms,” said Mr. Mitchell.

About TransAtlantic

TransAtlantic Petroleum Ltd. is a vertically integrated, international energy company engaged in the acquisition, development, exploration, and production of crude oil and natural gas. The Company holds interests in developed and undeveloped oil and gas properties in Turkey, Morocco, Bulgaria and Romania. The Company owns its own drilling rigs and oilfield service equipment, which it uses to develop its properties in Turkey and Morocco. In addition, the Company’s drilling services business provides oilfield services and drilling services to third parties in Turkey and Iraq.

Forward-Looking Statements

This news release contains statements regarding the acquisition of companies, funding for the acquisition of companies, the amendment and restatement of debt agreements, the payment of outstanding debt, the timing of such acquisition of companies and funding for the acquisition of companies, amendment and restatement of debt agreements and payment of outstanding debt, as well as future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include but are not limited to the continuing ability of the Company to operate effectively internationally, reliance on current oil and gas laws, rules and regulations, volatility of oil and gas prices, fluctuations in currency and interest rates, imprecision of resource estimates, the results of exploration, development and drilling, imprecision in estimates of future production capacity, changes in environmental and other regulations or the interpretation of such regulations, the ability to obtain necessary regulatory approvals, weather and general economic and business conditions. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Contact:

Matt McCann	Chief Executive Officer
Phone:	(214) 220-4323
Internet:	http://www.transatlanticpetroleum.com
Address:	5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206